N E W S R E L E A S E

Contact:	Investor Relations Inquiries
Edmund E. Kroll, Jr.
Senior Vice President, Finance & Investor Relations
(212) 759-0382

Media Inquiries
Marcela Manjarrez Williams
Senior Vice President and Chief Communications Officer
(314) 725-4477

FOR IMMEDIATE RELEASE

- CENTENE CORPORATION RAISES 2015 REVENUE AND EARNINGS GUIDANCE -

ST. LOUIS, MISSOURI (June 11, 2015) -- Centene Corporation (NYSE: CNC) today announced an increase in its full year 2015 guidance.

	Full Year 2015
	Low	High
Premium and Service Revenues (in millions)	$20,800	$21,200
Diluted EPS	$2.70	$2.82
Consolidated Health Benefits Ratio	89.2%	89.6%
General & Administrative expense ratio	8.0%	8.4%
Effective Tax Rate	48.0%	50.0%
Diluted Shares Outstanding (in millions)	123.0	124.0

As previously announced, the Company will host an annual Investor Day on Friday, June 12, 2015, at the Pierre Hotel on East 61st Street in New York City. The meeting, which also will be webcast live, will begin promptly at 8:30 a.m. Eastern Time. At the meeting, Centene's senior management team is expected to make remarks regarding the Company's performance and future prospects.

Institutional investors and analysts unable to attend in person are invited to listen to the investor meeting via a live audio webcast on the Company's website at www.centene.com, under the Investors section and can submit questions for the question-and-answer segment via e-mail to: ekroll@centene.com.

About Centene Corporation

Centene Corporation, a Fortune 500 company, is a diversified, multi-national healthcare enterprise that provides a portfolio of services to government sponsored healthcare programs, focusing on under-insured and uninsured individuals. Many receive benefits provided under Medicaid, including the State Children's Health Insurance Program (CHIP), as well as Aged, Blind or Disabled (ABD), Foster Care and Long Term Care (LTC), in addition to other state-sponsored/hybrid programs, and Medicare (Special Needs Plans). The Company operates local health plans and offers a range of health insurance solutions. It also contracts with other healthcare and commercial organizations to provide specialty services including behavioral health management, care management software, correctional healthcare services, dental benefits management, in-home health services, life and health management, managed vision, pharmacy benefits management, specialty pharmacy and telehealth services.

The information provided in this press release contains forward-looking statements that relate to future events and future financial performance of Centene. Subsequent events and developments may cause the Company's estimates to change. The Company disclaims any obligation to update this forward-looking financial information in the future. Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause Centene's or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Actual results may differ from projections or estimates due to a variety of important factors, including Centene's ability to accurately predict and effectively manage health benefits and other operating expenses and reserves; competition; membership and revenue projections; timing of regulatory contract approval; changes in healthcare practices; changes in federal or state laws or regulations, including the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act and any regulations enacted thereunder; changes in expected contract start dates; changes in expected closing dates, estimated purchase price and accretion for acquisitions; inflation; foreign currency fluctuations; provider and state contract changes; new technologies; advances in medicine; reduction in provider payments by governmental payors; major epidemics; disasters and numerous other factors affecting the delivery and cost of healthcare; the expiration, cancellation or suspension of our Medicare or Medicaid managed care contracts by federal or state governments; the outcome of pending legal proceedings; availability of debt and equity financing, on terms that are favorable to us; and general economic and market conditions, as well as those factors disclosed in the Company's publicly filed documents.

This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.